Exhibit 19(b)

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, John Morriss, President of Lincoln Partners Group Royalty Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	November 21, 2025	/s/ John Morriss
John Morriss, President
(principal executive officer)

I, James Hoffmayer, Chief Accounting Officer of Lincoln Partners Group Royalty Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	November 24, 2025	/s/ James Hoffmayer
James Hoffmayer, Chief Accounting Officer
(principal financial officer)